UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 3/28/06
Technitrol, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-05375

PA	23-1292472
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)
(215) 355-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
Signature(s)
Agreement
Consignment Agreement

Information to be included in the report
Item 1.01 Entry into a Material Definitive Agreement
     On March 28, 2006, Technitrol, Inc. and AMI Doduco, Inc. (collectively, the “Companies”) entered into a First Amendment and Agreement (the “Amendment”) with Bank of America, N.A. (“BANA”) amending the Amended and Restated Consignment Agreement dated July 29, 2005 (the “Agreement”) between the Companies and Fleet Precious Metals Inc. d/b/a Bank of America Precious Metals. Pursuant to the Amendment, the limit of the value of commodities permitted to be consigned under the Agreement was increased from $40,000,000 to $50,000,000. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment which is attached hereto as Exhibit 10.17(1).
     On March 29, 2006, AMI Doduco, Inc. (“AMID”) entered into a Consignment Agreement (the “Renewal”) with Mitsui & Co. Precious Metals Inc. (“Mitsui”). Pursuant to the Renewal, the expiration date of the Consignment Agreement dated September 24, 2004 between Mitsui and AMID was extended until September 24, 2006. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Renewal which is attached hereto as Exhibit 10.19.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.17(1)	First Amendment and Agreement dated March 24, 2006 among Bank of America, N.A., Technitrol, Inc. and AMI Doduco, Inc.

10.19	Consignment Agreement dated September 24, 2005 between Mitsui & Co. Precious Metals Inc. and AMI Doduco, Inc.
Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.
Date: March 29, 2006	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President and CFO